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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


       We consent to the incorporation by reference in the Philip Morris Companies Inc. registration statement on Form S-8 (File No. 33-13210) of the Philip Morris Incorporated Deferred Profit-Sharing Plan of our report dated March 20, 1995, on our audits of the financial statements of the Philip Morris Incorporated Deferred Profit-Sharing Plan as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992, and the financial statement schedule as of December 31, 1994, which report is included in this annual report on Form 11-K.



                                           COOPERS & LYBRAND L.L.P.



New York, New York
April 26, 1995